Exhibit 99.1

Molecular Devices Reports Revenues and Earnings for Third Quarter of 2006

          SUNNYVALE, Calif., Oct. 26 /PRNewswire-FirstCall/ -- Molecular Devices Corporation (Nasdaq: MDCC) today announced revenues and earnings for the quarter ended September 30, 2006.

          Revenues for the quarter were $45.5 million, or an increase of 1% compared to the same period last year.

          On a GAAP basis, operating income was $4.6 million in the third quarter of 2006.  GAAP operating income for the third quarter of 2006 included non-cash stock compensation expense of $1.2 million associated with the Company’s adoption of Statement of Financial Accounting Standards No. 123R.  On a non-GAAP basis, excluding the effect of the non-cash stock compensation expense, operating income for the third quarter of 2006 was $5.8 million, or a decrease of 9% compared to the same period last year.

          On a GAAP basis, fully diluted earnings per share for the third quarter of 2006 were $0.17. On a non-GAAP basis, excluding the non-cash stock compensation expense, fully diluted earnings per share were $0.22 in the third quarter of 2006 as compared to $0.27 in the same period last year.  A table reconciling operating income and fully diluted earnings per share on a GAAP and non-GAAP basis is provided immediately following the Condensed Consolidated Balance Sheets.

          “While we were disappointed in our overall results this quarter, we continue to believe that we are well-positioned based on the quality of our existing product portfolio and the strength of our expected new product introductions over the next year,” stated Joseph D. Keegan, Ph.D., Molecular Devices’ President and Chief Executive Officer.  “Softer than expected demand from pharmaceutical companies during the quarter impacted both our Drug Discovery and Life Sciences product families.  Drug Discovery Imaging exceeded our expectations and was our fastest growing product line this quarter.  We continue to believe in the long-term growth prospects in Drug Discovery and Life Sciences Research, but we will remain cautious in the near-term.”

          The Company established guidance for the fourth quarter of 2006 and updated guidance for the full year 2006.  For the fourth quarter of 2006, the Company anticipates revenues of $47 to $52 million, GAAP fully diluted earnings per share of $0.20 to $0.25 and non-GAAP fully diluted earnings per share of $0.25 to $0.30 excluding $0.05 of non-cash stock compensation expense.  For the full year 2006, the Company anticipates revenues of $180 to $185 million, GAAP fully diluted earnings per share of $0.50 to $0.55 and non-GAAP fully diluted earnings per share of $0.90 to $0.95 excluding $0.21 per share of non-cash stock compensation expense, $0.06 per share gain on the sale of an equity investment and $0.25 per share write-off of acquired in-process research and development.

          Conference Call Information

          A conference call to discuss our third quarter results, 2006 guidance and other matters related to our business is scheduled for Thursday, October 26, 2006 at 1:30 p.m. Pacific (4:30 p.m. Eastern).  Interested parties can participate in the call by dialing 800-289-0494  (domestic) or 913-981-5520 (international).  Replay dial-in numbers are 888-203-1112 (domestic) and 719-457-0820 (international), and the access code for the replay is 2640646.

          Investors can also access a live web-cast of the call through a link posted on the investor page on Molecular Devices’ website (www.moleculardevices.com).  A replay of the web-cast will be available at this location from October 26, 2006 to such time as the Company reports its financial results for the fourth quarter of 2006.

          About Molecular Devices Corporation

          Molecular Devices Corporation is a leading supplier of high-performance bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research.  The Company’s systems and consumables enable pharmaceutical and biotechnology companies to leverage advances in genomics, proteomics and parallel chemistry to facilitate the high-throughput and cost-effective identification and evaluation of drug candidates.  The Company’s solutions are based on its advanced core technologies that integrate its expertise in engineering, molecular and cell biology and chemistry.  Molecular Devices enables its customers to improve research productivity and effectiveness, which ultimately accelerates the complex process of discovering and developing new drugs.

          This press release contains “forward-looking” statements, including statements related to the markets for our products, new product introductions and future revenues and earnings. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements, including, among others, risks related to variations in the amount of time that it takes for the Company to sell its products and collect accounts receivable, the timing of customer orders and the Company’s dependence on orders that are shipped in the same quarter, which gives the Company limited visibility of future product shipments, risks related to increased competition, risks associated with the Company’s need to develop new and enhanced products and market acceptance of such products, and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.  Molecular Devices Corporation does not undertake any obligation to update forward-looking statements.

MOLECULAR DEVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

	(unaudited)		(unaudited)
REVENUES	$45,512	$45,156	$132,892	$128,758
COST OF REVENUES *	16,834	17,393	49,920	50,040

GROSS PROFIT	28,678	27,763	82,972	78,718

OPERATING EXPENSES:
Research and development *	5,688	6,421	17,034	18,956
Write-off of acquired in-process research and development	—	—	4,272	—
Selling, general and administrative *	18,440	14,947	52,279	43,854

Total operating expenses	24,128	21,368	73,585	62,810

INCOME FROM OPERATIONS	4,550	6,395	9,387	15,908
Gain on sale of equity securities	—	—	1,669	—
Interest and other income (expense), net	(4)	19	340	(583)

INCOME BEFORE TAXES	4,546	6,414	11,396	15,325
Income tax provision *	(1,764)	(1,783)	(6,227)	(5,185)

NET INCOME	$2,782	$4,631	$5,169	$10,140

BASIC NET INCOME PER SHARE	$0.17	$0.28	$0.31	$0.60

DILUTED NET INCOME PER SHARE	$0.17	$0.27	$0.30	$0.59

SHARES USED IN COMPUTING BASIC NET INCOME PER SHARE	16,578	16,567	16,740	16,841

SHARES USED IN COMPUTING DILUTED NET INCOME PER SHARE	16,852	16,890	17,164	17,158

* Includes the following amounts related to stock-based compensation expense recorded under FAS 123R:
Cost of revenues	$100	$—	$314	$—
Research and development	278	—	827	—
Selling, general and administrative	866	—	2,680	—
Income tax benefit	(299)	—	(1,041)	—

Effect on net income	$945	$—	$2,780	$—

          Adjustments have been made to amounts previously reported for interest and other income (expense) net, income before taxes, income tax provision, net income, basic net income per share, and diluted net income per share for 2005. We recognized $27,000 and $0.6 million of additional pre-tax expense associated with foreign currency transaction losses on short-term intercompany receivables and payables in the third quarter and first nine months of 2005, respectively. These amounts had previously been recorded as a component of stockholders’ equity. In the first nine months of 2005, these adjustments decreased basic net income per share by $0.03.  Basic net income per share was not affected in the third quarter of 2005.  In the third quarter and first nine months of 2005, these adjustments decreased diluted net income per share by $0.01 and $0.02, respectively.

MOLECULAR DEVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2006	December 31, 2005

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,280	$28,908
Accounts receivable, net	39,582	41,197
Inventories, net	29,820	23,197
Deferred tax assets	5,917	5,873
Prepaids and other current assets	2,241	2,353

Total current assets	90,840	101,528
Equipment and leasehold improvements, net	10,712	9,902
Other assets	151,151	145,986

	$252,703	$257,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,487	$7,676
Accrued liabilities	26,637	31,188

Total current liabilities	35,124	38,864
Long-term liabilities:
Other long-term liabilities	968	993
Deferred tax liabilities	4,486	4,486

Total long-term liabilities	5,454	5,479
Stockholders’ equity	212,125	213,073

	$252,703	$257,416

HISTORICAL NON-GAAP RECONCILIATION (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30, 2006

		Non-GAAP Adjustment

	GAAP	FAS 123R	Non-GAAP

REVENUES	$45,512	$—	$45,512
COST OF REVENUES	16,834	(100)	16,734

GROSS PROFIT	28,678	100	28,778

OPERATING EXPENSES:
Research and development	5,688	(278)	5,410
Selling, general and administrative	18,440	(866)	17,574

Total operating expenses	24,128	(1,144)	22,984

INCOME FROM OPERATIONS	4,550	1,244	5,794
Interest and other income, net	(4)	—	(4)

INCOME BEFORE TAXES	4,546	1,244	5,790
Income tax provision	(1,764)	(299)	(2,063)

NET INCOME	$2,782	$945	$3,727

BASIC NET INCOME PER SHARE	$0.17	$0.06	$0.22

DILUTED NET INCOME PER SHARE	$0.17	$0.06	$0.22

SHARES USED IN COMPUTING BASIC NET INCOME PER SHARE	16,578	16,578	16,578

SHARES USED IN COMPUTING DILUTED NET INCOME PER SHARE *	16,852	16,852	16,852

HISTORICAL NON-GAAP RECONCILIATION (unaudited)
(in thousands, except per share amounts)

	Nine Months Ended September 30, 2006

		Non-GAAP Adjustments

	GAAP	FAS 123R	Other reconciling items	Non-GAAP

REVENUES	$132,892	$—	$—	$132,892
COST OF REVENUES	49,920	(314)	—	49,606

GROSS PROFIT	82,972	314	—	83,286

OPERATING EXPENSES:
Research and development	17,034	(827)	—	16,207
Write-off of acquired in-process research and development	4,272	—	(4,272)	—
Selling, general and administrative	52,279	(2,680)	—	49,599

Total operating expenses	73,585	(3,507)	(4,272)	65,806

INCOME FROM OPERATIONS	9,387	3,821	4,272	17,480
Gain on sale of equity securities	1,669	—	(1,669)	—
Interest and other income, net	340	—	—	340

INCOME BEFORE TAXES	11,396	3,821	2,603	17,820
Income tax provision	(6,227)	(1,041)	634	(6,634)

NET INCOME	$5,169	$2,780	$3,237	$11,186

BASIC NET INCOME PER SHARE	$0.31	$0.17	$0.19	$0.67

DILUTED NET INCOME PER SHARE	$0.30	$0.16	$0.19	$0.65

SHARES USED IN COMPUTING BASIC NET INCOME PER SHARE	16,740	16,740	16,740	16,740

SHARES USED IN COMPUTING DILUTED NET INCOME PER SHARE *	17,164	17,164	17,164	17,164

          * For the three and nine months ended September 30, 2006, the Company did not adjust the shares used in computing non-GAAP diluted net income per share to conform to what the diluted shares would have been had it applied prior accounting standards. The difference between the shares calculated by applying FAS 123R and calculated under prior accounting standards for the three and nine months ended September 30, 2006 was approximately 0.1 million shares and is immaterial.

          NON-GAAP MEASURES

          Each non-GAAP financial measure presented in this press release is included because Molecular Devices Corporation’s management uses this information for internal planning and forecasting purposes as well as to monitor and evaluate on-going operating results and trends excluding the impact of FAS 123R and the unusual items related to the gain on the sale of an equity investment and the write-off of acquired in-process research and development.  Molecular Devices’ management believes that such non-GAAP financial measures are also useful for investors because the gain on the sale of an equity investment and the write-off of acquired in-process research and development are the results of transactions that are unusual due to their nature, size and frequency.  In addition, excluding the impact of FAS 123R permits a more direct comparison to results in 2005, at which time FAS 123R had not yet been adopted. Consequently, excluding the impact of FAS 123R,  the gain on the sale of an equity investment and the write-off of acquired in-process research and development from Molecular Devices’ operating results provides investors an important insight into Molecular Devices’ operating results and related trends of its core business. In addition, excluding the impact of FAS 123R, the gain on the sale of an equity investment and the write-off of acquired in-process research and development from Molecular Devices’ financial guidance provides meaningful supplementary information to both management and investors that is indicative of Molecular Devices’ core operating results and enhances an overall understanding of Molecular Devices’ prospects for the future. Finally, Molecular Devices has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its annual reporting.

SOURCE  Molecular Devices Corporation
           -0-                                                  10/26/2006
           /CONTACT:  Tim Harkness of Molecular Devices Corporation, +1-408-747-3533/
           /First Call Analyst: /
           /FCMN Contact: mariah_salvi@moldev.com /
           /Web site:  http://www.moleculardevices.com /
           (MDCC)